SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2006

Reckson Associates Realty Corp. –		Reckson Associates Realty Corp. –
Maryland		11-3233650
Reckson Operating Partnership, L.P. –		Reckson Operating Partnership, L.P. –
Delaware	1-13762	11-3233647
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	Number)

Reckson Associates Realty Corp.
and
Reckson Operating Partnership, L.P.
(Exact Name of Registrant as Specified in its Charter)

625 Reckson Plaza
Uniondale, New York 11556
(Address of principal executive offices)

516-506-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Executive Officers.

     As previously described in the Reckson Associates Realty Corp. (“Reckson”) Proxy Statement, dated October 17, 2006 (the “Proxy Statement”), Michael Maturo, Reckson’s President and Chief Financial Officer and Jason Barnett, Reckson’s Senior Executive Vice President Corporate Initiatives and General Counsel (each of Messrs. Maturo and Barnett, an “Executive”) are each party to an Amendment and Restatement of Severance Agreements between Reckson and each Executive, dated as of August 15th, 2000, as amended on August 3, 2006 (the “Severance Agreements”). The Compensation Committee of the Reckson Board of Directors authorized the payment of the cash severance payments under the Severance Agreements, by the issuance by Reckson of a negotiable promissory note on December 31, 2006 to each of the Executives in the capped cash severance amounts (less applicable withholding) described in the Proxy Statement.

     The notes have a maturity date of the earlier of (1) December 31, 2011 or (2) immediately prior to the effective time of the pending merger of Reckson’s operating partnership with and into affiliates of SL Green Realty Corp. Under the terms of the notes, the principal is repayable in cash at maturity. The notes may be pre-paid without penalty. If a default occurs under the notes as a result of Reckson failing to pay the principal or interest when due and such default continues after the Executive’s written notice to Reckson or if Reckson is in voluntary or involuntary bankruptcy proceedings, the Executive may declare all amounts due under the note to be due and payable immediately.

     As previously disclosed, Scott Rechler, Reckson’s Chief Executive Officer & Chairman of the Board waived his rights to severance pursuant to a previously announced arrangement in connection with the declaration by Reckson of a special dividend to shareholders as of the closing of Reckson’s pending merger with SL Green Realty Corp.

     In addition, the Compensation Committee of the Board of Directors took action to accelerate the vesting of 2,894 restricted shares of Reckson common stock and the payment of approximately $136,500 of accrued dividends held by or for the benefit of each of the Executives, which shares and amounts would otherwise vest or be paid on the earlier of completion of the pending merger with SL Green Realty Corp and March of 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

RECKSON ASSOCIATES REALTY
CORP.

By: /s/ Michael Maturo
Name: Michael Maturo
Title: President, Chief Financial
Officer and Treasurer

RECKSON OPERATING
PARTNERSHIP, L.P.

By: Reckson Associates Realty Corp., its
General Partner

By: /s/ Michael Maturo
Name: Michael Maturo
Title: President, Chief Financial
Officer and Treasurer

Date: January 3, 2007